CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2021 relating to the consolidated financial statements of HF Foods Group Inc., appearing in the Annual Report on Form 10-K for the year ended December 31, 2020. /s/ Friedman LLP New York, New York June 11, 2021